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                                                                   EXHIBIT 10.16

                              CONSULTING AGREEMENT

                        Effective as of February 28, 2006

      AMICUS THERAPEUTICS, INC. (the "Company"), a Delaware corporation, having its place of business at 6 Cedar Brook Drive, Cranbury, NJ 08512 and Donald J. Hayden, Jr. ("Consultant"), residing at 9 Larkspur Lane, Newtown, PA 18940 hereby agree as follows:

1. Basis for Agreement. The Company is engaged in the business of developing inventions, know-how and trade secrets, and marketing and selling products pertaining to the Technological Field (as hereinafter defined) ("Business"). Consultant is an experienced executive in the pharmaceutical field and desires to aid in the Company's executive management and leadership. The purpose of this Agreement is to set forth the terms and conditions under which Consultant will provide consulting services and work product.

2. Definitions. For the purposes of this Agreement, the following terms when used in the singular or plural shall have the following meanings:

2.1 Effective Date. The term "Effective Date" shall mean the date first above written.

2.2 Technological Field. The term "Technological Field" shall mean the research, development and/or commercialization of pharmacological or other small molecule approaches to the treatment of genetic diseases.

3. Consulting Services. The following provisions shall relate to the terms and conditions of consulting services to be rendered by Consultant to the Company hereunder:

3.1 Consulting Term. Subject to the terms and conditions contained herein, the Company agrees to retain Consultant and Consultant agrees to serve as a consultant for a term commencing with the Effective Date and ending on the second (2nd) anniversary of the Effective Date. Thereafter, the consulting term and this Agreement shall be automatically extended on a year-to-year basis unless otherwise terminated in accordance with Section 8.

3.2 Duties. Subject to the terms and conditions contained herein, Consultant agrees to render services to the Company in the areas of executive management, commercialization, business development and leadership.

3.3 Availability. Consultant shall make himself available to the Company for consulting services as described herein when and as reasonably required by the Company. Consultant agrees to provide the equivalent of 20% of his working time to the

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Company on a mutually flexible, agreeable and convenient time. Such consulting services shall be carried out at the Company's offices or elsewhere as may be agreed between the parties to this Agreement. It is expressly understood that Consultant will arrange the times to render consulting services to meet the requirements of the Company, which will give due consideration to Consultant's work habits, and to Consultant's obligations to the Company.

4. Confidentiality Agreement. Consultant shall execute and deliver a Confidentiality Agreement substantially in the form attached hereto as Exhibit A.

5. Compensation.

5.1 Fees. Consultant shall receive an annual fee of $60,000 for services as a consultant to the Company. This fee shall be payable monthly in arrears.

5.2 Reimbursement. The Company shall reimburse Consultant for Consultant's reasonable, documented out-of-pocket expenses.

6. Independent Contractor. Consultant's relationship to the Company under this Agreement is that of an independent contractor. Consultant is not an agent, joint venturer, partner, or employee of the Company. No act or obligation, express or implied, of the Consultant is in any way binding upon the Company except as expressly set forth herein. Consultant is responsible for obtaining all necessary licenses and permits for the conduct of Consultant's business and in all other ways fully complying with the requirements of applicable laws, including but not limited to the payment of all income and withholding taxes with respect to payments from the Company pursuant to this Agreement.

7. Warranty. Consultant represents and warrants that he (i) has the right and authority to enter into this Agreement and to perform his obligations as described in this Agreement; (ii) shall perform such obligations in a professional manner; (iii) will not infringe on, violate or misappropriate any patent, copyright, trade secret, trademark or other proprietary right of any entity in performing such obligations; and (iv) is free to enter into and perform this Agreement without violating the provisions of any other agreement, written or oral, to which he is a party.

8. Termination. This Agreement may be terminated by either party at any time upon thirty (30) days prior written notice to the other.

9. Miscellaneous Provisions. The following miscellaneous provisions shall also apply to this Agreement:

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9.1 Notices. All notices and communications provided for hereunder shall be in writing and shall be mailed or delivered to the business address of the parties to this Agreement, or to such other address as either party shall designate in writing to the other.

9.2 Successors and Assigns. The rights and obligations of the Company under this Agreement shall bind and inure to the benefit of the Company and its successors and assigns. The Company shall have the right to freely assign, delegate, or transfer any of its rights and obligations under this Agreement. The rights and obligations of Consultant under this Agreement are personal to Consultant and may not be assigned, delegated or transferred without the prior written consent of the Company, except for the right to payment hereunder.

9.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the conflicts of laws rules thereof.

9.4 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. No modifications, extension or waiver of any provisions hereof or any release of any right hereunder shall be valid, unless the same is in writing and is consented to by both parties hereto.

9.5 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.6 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this Consulting
Agreement as of the date first written above.

                                      AMICUS THERAPEUTICS, INC.

                                      By: /s/ John F. Crowley
                                          -----------------------------------
                                          Name: John F. Crowley
                                          Title: Chief Executive Officer

                                      CONSULTANT

                                      /s/ Donald J. Hayden, Jr.
                                      -----------------------------
                                      Signature

                                      SS# or EIN: (omitted)

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                                    EXHIBIT A

February 28, 2006

Donald J. Hayden, Jr.
9 Larkspur Lane
Newtown, PA 18940

Re: Confidentiality Agreement ("Agreement")

Dear Don:

In connection with your engagement as a consultant (the "Relationship") with Amicus Therapeutics, Inc. (the "Company"), the Company expects to make available to you certain nonpublic information concerning its businesses, financial condition, operations, assets and liabilities. As a condition to such information being furnished to you and your partners, directors, officers, employees, agents, advisors, and your affiliated or subsidiary companies (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), you agree to treat any nonpublic information concerning the Company (whether prepared by the Company, its Representatives or otherwise and irrespective of the form of communication) which is furnished hereunder to you or to your Representatives by or on behalf of the Company in accordance with the provisions of this Agreement, and to take or abstain from taking certain other actions hereinafter set forth.

            1. CONFIDENTIAL INFORMATION.

                  (a) "Trade Secrets" shall mean information belonging to the Company or its Representatives (collectively, the "Disclosing Party") or licensed by it including, without limitation, formulae, patterns, compilations, programs, devices, methods, techniques, or processes (including such information that has commercial value to the Disclosing Party from a negative viewpoint, such as the results of research which proves that certain processes used to attempt to develop new technology will be unsuccessful), which is not commonly known by or available to the public, was not your or your Representatives' (collectively, the "Receiver") legitimate possession prior to the time of entering this Agreement, and which information: (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

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                  (b) "Proprietary Information" shall mean any information,
other than Trade Secrets, without regard to form, belonging to the Disclosing Party or licensed by it including, without limitation, formulae, patterns, compilations, programs, devices, methods, techniques, or processes, which is not commonly known by or available to the public and which information is material to the Disclosing Party, and all notes, analyses, compilations, studies, interpretations or other documents prepared by the Receiver which contain, reflect or are based upon, in whole or in part, the information furnished to the Receiver by the Disclosing Party pursuant hereto; provided, however that "Proprietary Information" shall not include any information which Receiver can show (i) is or shall become generally known to the industry or the public through no act or fault of Receiver, (ii) is received in good faith from any third party who has the right to disclose such information and who has not received such information, either directly or indirectly, from the Disclosing Party, or (iii) any information which Receiver can show was in Receiver's legitimate possession prior to the time of entering this Agreement.

                  (c) "Confidential Information" shall mean, collectively, both Proprietary Information and Trade Secrets that are disclosed to the Receiver (a) in documents or other tangible materials clearly marked as proprietary and delivered to the recipient by the disclosing party, or (b) orally, or in any other intangible form, provided, however, when first disclosed to the recipient, the disclosing party tells the recipient the information is proprietary, and the information is described and disclosed in documents or other tangible materials clearly marked as proprietary and then delivered to the Receiver by the Disclosing Party within thirty (30) calendar days after the information is first disclosed to the Receiver.

            2. USE OF CONFIDENTIAL INFORMATION. You hereby agree that you and your Representatives shall use the Confidential Information solely for the purpose of evaluating a possible Relationship, and that the Confidential Information will be kept confidential and you and your Representatives will not disclose or use for purposes other than as permitted herein any of the Confidential Information in any manner whatsoever; provided, however, that you may make any disclosure of Confidential Information to your Representatives (i) who need to know such information for the sole purpose of evaluating a possible Relationship between the parties, (ii) who are provided with a copy of this letter agreement and (iii) who agree to treat such information confidentially. In addition to the foregoing, you agree as follows:

                  (a) Receiver will treat as confidential and will not, without the prior written approval of the Disclosing Party, use (other than as set forth herein), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright, either during the term of this Agreement or at any time subsequent thereto, any information that constitutes Trade Secrets whether or not the Trade Secrets are in written or tangible form.

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                  (b) Receiver will treat as confidential and will not, without the prior written approval of the Disclosing Party, use (other than in the performance of the purpose described in this Agreement), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright, any Proprietary Information either during the term of this Agreement or for five (5) years after the expiration or termination of this Agreement, with or without cause, and whether or not the Proprietary Information is in written or other tangible form.

            3. REQUIRED DISCLOSURE. In the event you or your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in a legal proceeding, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, you or your Representatives so requested or required shall provide the Company with prompt notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you or your Representatives are nonetheless, in the opinion of outside counsel, legally compelled to disclose the Confidential Information, you or your Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided, however, that you or your Representatives exercise reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

            4. RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement and at any time upon the request of the Company for any reason, you will (i) promptly deliver to Company or destroy all written Confidential Information furnished to you by or on behalf of the Company pursuant hereto (and all copies-thereof and extracts therefrom) and (ii) promptly destroy all written Confidential Information prepared by you which contain, reflect or are based upon, in whole or in part, the information furnished to you by the Company pursuant hereto (and all copies thereof and extracts therefrom) and such return or destruction shall be certified in writing by your authorized officer; provided, however, that in either case a copy may be retained by counsel of each party solely for the purposes of maintaining an accurate record of the Confidential Informations should a dispute under this letter agreement ever arise. Notwithstanding the return or destruction of Confidential Information, you and your Representatives will continue to be bound by their other obligations as provided in this Agreement.

            5. NO REPRESENTATION OF ACCURACY. You understand and hereby acknowledge that neither the Company nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the

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Confidential Information made available by it. You agree that neither the
Company nor any of its Representatives shall have any liability to you or your Representatives relating to or resulting from the use of, or reliance upon, the Confidential Information or any errors therein or omissions therefrom.

            6. MISCELLANEOUS. You agree to be responsible for any breach of this agreement by any of your Representatives. No failure or delay by the Company or any of its Representatives in exercising any right, power or privileges under this agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. In case any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this agreement shall not in any way be affected or impaired thereby.

            7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey without giving effect to the principles of conflicts of laws thereof.

            8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            9. TERM. Confidential Information may be disclosed hereunder until the date that is one year from the date first written above unless otherwise terminated or extended in writing by the parties. Notwithstanding the termination of this Agreement, the obligations with respect to the use of confidential information contained in Section 2 shall survive.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement.

                                            Very truly yours,

                                            AMICUS THERAPEUTICS, INC.

                                            By: /s/ John F. Crowley
                                                -------------------------
                                            Name: John F. Crowley
                                            Title: CEO

Accepted and Agreed as of
the date first written above:

By: /s/ Donald J. Hayden, Jr.
    --------------------------
Name: Donald J. Hayden, Jr.

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